UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 12, 2018

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 001-38681

Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 15, 2018, Northwest Natural Holding Company (NW Natural Holdings) announced that its wholly owned indirect subsidiary, NW Natural Water of Oregon, LLC (NW Water Oregon), entered into an agreement with Sunriver Resort LP to acquire Sunriver Water, LLC, a water utility, and Sunriver Environmental, LLC, a wastewater treatment company (Sunriver Acquisition).

A copy of the press release announcing this transaction is attached as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of NW Natural Holdings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Sunriver Acquisitions and Water Expansion Progress

On October 12, 2018, NW Water of Oregon entered into, and NW Natural Holdings guaranteed, an agreement with Sunriver Resort LP to acquire Sunriver Water, LLC and Sunriver Environmental, LLC (Sunriver Acquisition), which are a water utility and wastewater treatment company providing a current combined 9,400 connections at the Sunriver Resort community in Central Oregon.

The transaction is expected to close in the first half of 2019. The closing of the transaction is subject to approval by the Public Utility Commission of Oregon and other customary closing conditions.

The proposed Sunriver Acquisition constitutes NW Natural Holdings fifth announced acquisition, directly or indirectly, within the past year, and its first in the wastewater sector. NW Natural Holdings’ recently completed its acquisition of Falls Water Company in Idaho through a subsidiary, and has additional acquisitions pending in Oregon and Washington. NW Natural Holdings closed and announced direct and indirect acquisitions to date will, upon closing, represent approximately $67 million of cumulative investment in the water and wastewater sector and total over 16,700 connections.

Forward-Looking Statements

This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, customer growth, the likelihood, timing, and success associated with any transaction, financial results, accretion or financial projections, strategic fit, financial position, targeted capital structure, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in Northwest Natural Gas Company’s most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A, “Risk Factors,” in such company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See exhibit index below.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued on October 15, 2018 by Northwest Natural Holding Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated: October 15, 2018	/s/ Frank H. Burkhartsmeyer
Senior Vice President and Chief Financial Officer

5